AGREEMENT made as of the 10th day of September 2015 by and between Netgain Financial, Inc., maintaining its principal offices in Rancho Santa Fe CA. 92067 after referred to as "NETGAIN" and Aqua Power Systems Inc (Herein after referred to as "Client").

WITNESETH:

WHEREAS, NETGAIN, is engaged in the business of providing and rendering public relations and communications services and has knowledge, expertise and personnel to render the requisite services to Client; and

WHEREAS, Client is desirous of retaining NETGAIN for the purpose of obtaining public relations and corporate communications services so as to better, more fully and more effectively deal and communicate with its shareholders and the investment banking community.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

I. Engagement of NETGAIN: Client herewith engages NETGAIN and NETGAIN agrees to render to Client public relations, communications, advisory and consulting services.

A. The consulting services to be provided by NETGAIN shall include, but are not limited to, the development, implementation and maintenance of an ongoing program to increase the investment community's awareness of Client's activities and to stimulate the investment community's interest in Client. Client acknowledges that NETGAIN's ability to relate information regarding Client's activities is directly related to the information provided by Client to NETGAIN.

B. Client acknowledges that NETGAIN will devote such time as is reasonably necessary to perform the services for Client, having due regard for NETGAIN's commitments and obligations to other business for which it performs consulting services.

II. Compensation and Expense Reimbursement.

A. Client will pay NETGAIN, as compensation for the services provided for in this Agreement and as reimbursement for expenses incurred by NETGAIN on Client's behalf, in the manner set forth in Schedule "A" annexed to this Agreement which Schedule is incorporated herein by reference

Term and Termination. This Agreement shall be for a period of three (3) months commencing on 9/9/2015 and terminating on 12/9 /2015. If the Client does not cancel the contract during the term, the contract will be automatically extended for an additional three (3) months.

Treatment of Confidential Information. Company shall not disclose, without the consent of Client, any financial and business information concerning the business, affairs, plans and programs of Client which are delivered by Client to NETGAIN in connection with NETGAIN's services hereunder, provided such information is plainly and prominently marked in writing by Client as being confidential ("Confidential Information"). It will not be bound by the foregoing limitation in the event (i) the Confidential Information

is otherwise disseminated and becomes public information or (ii) NETGAIN is required to disclose the Confidential Information pursuant to a subpoena or other judicial order.

Representation by NETGAIN of Other Clients. Client acknowledges and consents to rendering public relations, consulting and/or communications services to other clients of NETGAIN engaged in the same or similar business as that of Client.

Indemnification by Client as to Information Provided to NETGAIN. Client acknowledges that NETGAIN, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by Client's officers, directors, agents and/or employees. Client agrees to indemnify, hold harmless and defend NETGAIN, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Client to NETGAIN.

Independent Contractor. It is expressly agreed that NETGAIN is acting as an independent contractor in performing its services hereunder. Client shall carry no workers compensation insurance or any health or accident insurance on NETGAIN or consultant's employees. Client shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits, which might be customary in an employer-employee relationship.

Non-Assignment. This Agreement shall not be assigned by either party without the written consent of the other party.

Notices. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

Entire Agreement. The within agreement contains the entire agreement and understanding between the parties and supersedes all prior negotiations, agreements and discussions concerning the subject matter hereof.

Modification and Waiver. This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

Law to Govern; Forum for Disputes. NETGAIN and the Client agree that any legal disputes that may occur between NETGAIN and the Client, and that arise out of, or are related in any way to, NETGTAIN contract with the Client and/or its performance of services under the Contract or the termination of this contract, and which disputes cannot be resolved informally, shall be resolved exclusively through final and binding private arbitration before an arbitrator mutually selected by NETGAIN and the Client with each party to bear its own costs and attorney fees. If NETGAIN and the Client are unable to agree upon an arbitrator within twenty-one (21) days after either party made a demand for arbitration, the matter will be submitted for arbitration to the San Diego office of the American Arbitration Association pursuant to the rules governing contract dispute resolution in effect as of December 1, 1998. Notwithstanding the foregoing, in no event shall a demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute, or other matter in question would be barred by the applicable statutes of limitation.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

Netgain Financial, Inc.

By: [signature]
Brian Quinn

Date: 9-9-15

Client: Aqua Power Systems Inc

By: [signature]

Date: 10th Sep 2015

SCHEDULE A-1 **Indemnification by Client Disclaimer**
SCHEDULE A-2 **Payment for Services and Reimbursement of Expenses**
SCHEDULE A-3 **Consulting Services**

SCHEDULE A-1

INDEMNIFICATION BY CLIENT DISCLAIMER

Aqua Power Systems Inc ("Client") acknowledges that any and all information disseminated to NETGAIN, Inc. ("NETGAIN") is truthful, reliable, and factual to the best of Client's knowledge and comprehension. Client further acknowledges that NETGAIN, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it NETGAIN by Client's officers, directors, agents and/or employees. Client agrees to indemnify, hold harmless and defend, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Client to NETGAIN.

Client shall approve any written material created by NETGAIN.

Netgain Financial, Inc.

By: ____________________ Date: 9-9-15

Client: Aqua Power Systems Inc

By: ____________________ Date: 10th Sep 2015

SCHEDULE A-2

PAYMENT FOR SERVICES AND REIMBURSEMENT OF EXPENSES

A. For the services to be rendered and performed by NETGAIN during the term of the Agreement, Client shall deliver $9,000 USD upon signing of this agreement, which equates to $3000 month for 3 month term.

Netgain Financial, Inc.

By: [signature] Date: 9-9-15

Client: Aqua Power Systems Inc

By [signature] Date: 10th Sep 2015

SCHEDULE A-3 - CONSULTING SERVICES

INAVEST COVENANTS AND AGREES AS FOLLOWS:

A. To utilize NETGAIN's database of investors, stockbrokers, fund managers, market makers and analysts as a source to introduce new investors to the merits of Client; through direct contact, mailers and telemarketing, to provide retail market support.

B. To arrange, if possible, for independent research reports and articles on Client:

C. To arrange face to face meetings and road shows with investors, stockbrokers, fund managers, institutions and analysts.

D. To be made available as a main point of contact for investor inquiries. NETGAIN will furnish their U.S. phone number for press releases and PR materials.

E. To plan and develop, if requested, Client's investor relations materials.

F. To assist in the development of a database of company shareholders and to disseminate corporate information to shareholders on a periodic basis.

G. To analyze DTC sheets on a weekly basis at client's discretion.

H. To insure that NETGAIN's personnel are fully conversant with Client, its products and activities.

I. To cause its officers, directors and employees not to disclose any confidential information that may be made available from time to time to NETGAIN.

Netgain Financial, Inc.

By: [signature] Date: 9-9-15

Client: Aqua Power Systems Inc

By: [signature] Date: 10th Sep 2015